BOARD OF DIRECTORS
THE CALDWELL & ORKIN FUNDS, INC.
POWER OF ATTORNEY

We, the undersigned members of the Board of Directors of The Caldwell & Orkin Funds, Inc. (the “Fund”), hereby constitute and appoint Benjamin Mollozzi, Secretary to the Fund, Tiffany R. Franklin, Senior Paralegal at Ultimus Fund Solutions, LLC, and Bo J. Howell, Director of Fund Administration at Ultimus Fund Solutions, LLC, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to The Caldwell & Orkin Funds, Inc., and hereby ratify and confirm our signatures as they may be signed by said attorneys and agents.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 15th day of June, 2017.

/s/ Frederick Blumer
Frederick Blumer, Chairman and Director

/s/ David Eager
David Eager, Director

/s/ James Underwood
James Underwood, Director